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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        As an independent registered public accounting firm, we hereby consent to the use of our report dated January 30, 2004 (and to all references to our firm) included in or made a part of this Registration Statement, as amended.

/s/ HEIN & ASSOCIATES LLP

Dallas, Texas
August 13, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM